UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             October 29, 2012

CHINA EDUCATION INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53247	20-4854568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Wall Street Suite 703, New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 682-6607

100 E. Linton Blvd, Suite 401A, Delray Beach, Florida 33483
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Li (Lisa) Liu as Chief Executive Officer and Chairman of the Board of Directors and. Ruifeng (Raymond) Chen as Chief Financial Officer and a Director

Effective October 29, 2012 the board of directors of China Education International, Inc. (the “Company”) appointed Ms. Li (Lisa) Liu as the Company’s Chief Executive Officer and Chairman of the Board of Directors and Mr. Ruifeng (Raymond) Chen as the Company’s Chief Financial Officer and a Director to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified or until their resignation or removal. Joel Mason resigned as our Chief Executive Officer and Chief Financial Officer and remains as a director of the Company. Mr. Mason’s resignation was not due to any disagreement with the Company on any matter related to operations, policies or practices.

Ms. Li (Lisa) Liu. Since 2001, Ms. Liu, age 54, has been a Vice President of American Education Center, a company that promotes international education exchange and alliances where she has been responsible for the marketing, management and design of international education programs and the establishment of a network of schools in the U.S. and China that offer these programs. From June 1993 to 1999, Ms. Liu was a Director - Executive Office of the Board of Directors of the Beijing Commodity Exchange, a Beijing based commodities futures exchange, where she was responsible for the management, planning, public relations and administration for domestic and foreign shareholders and was responsible for the organization of international finance, securities policy and futures exchange seminars. From 1981 to May 1993 Ms. Liu was an Assistant Research Fellow at the Development Research Center of the State Council of the Peoples Republic of China where she engaged in domestic and international economic research projects that included field studies in the United Kingdom, France, Germany, the Netherlands, Belgium, Luxembourg, Thailand and the United States. Ms. Liu received a Bachelor of Science degree in Economic Management from the Beijing Youth Politics College, Beijing China in 1991 and engaged in English Studies at Central TV Broadcasting University of Beijing graduating in 1994 and completed courses in English Studies at Queens College of New York from 1999 to 2000.

Ms. Liu has agreed to serve as our Chief Executive Officer and Chairman of the Board of Directors without compensation at this time.

The board of directors appointed Ms. Liu based on her experience in the marketing, management and design of international education programs and the contributions she can make to our strategic direction. Ms. Liu has not served as a director of any company during the past five years which is required to file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or is subject to the requirements of Section 15(d) of the Exchange Act or is registered as an investment company under the Investment Company Act of 1940.

Mr. Ruifeng (Raymond) Chen. Since 2007, Mr. Chen, age 28, has been a Senior Accountant with American Education Center, a company that promotes international education exchange and alliances where he has been responsible for preparation, analysis of financial statements and reports, cost control and internal control procedures, tax return preparation and participates in the design of education programs.  From January 2006 to December 2006, Mr. Chen was an accountant with Nanjing Houpu Technology Co, Ltd., Nanjing, China where he was responsible for preparation of financial statements, cost control and internal control procedures and tax return preparation.  Mr. Chen received a Bachelor of Science degree in Accounting from Nanjing University of Technology, Nanjing China in 2006 and a Master of Business Administration from Campbellsville University in 2008.

Mr. Chen has agreed to serve as our Chief Financial Officer and a Director without compensation at this time.

The board of directors appointed Mr. Chen based on his experience in accounting and finance and the contributions he can make to our strategic direction. Mr. Chen has not served as a director of any company during the past five years which is required to file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or is subject to the requirements of Section 15(d) of the Exchange Act or is registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION INTERNATIONAL, INC.

Date: November 1, 2012	By: /s/ Li (Lisa) Liu
Li (Lisa) Liu, Chief Executive Officer